Exhibit 5.1

Reed Smith LLP 101 Second Street Suite 1800 San Francisco, CA 94105-3659 Tel +1 415 543 8700 Fax +1 415 391 8269 reedsmith.com

April 9, 2021

Jaguar Health, Inc.
200 Pine Street, Suite 400

San Francisco, California 94104

Ladies and Gentlemen:

We have acted as counsel to Jaguar Health, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “462(b) Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The 462(b) Registration Statement relates to the offer and sale by the Company from time to time of up to an aggregate of $2,495,000 of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to that certain At the Market Offering Agreement, dated as of October 5, 2020, by and between the Company and Ladenburg Thalmann Co. Inc. as sales agent (the “Sales Agreement”). The 462(b) Registration Statement is filed in connection with, and incorporates by reference the information contained in, the Shelf Registration Statement on Form S-3 (Registration No. 333-248763) filed with the Commission on September 11, 2020 and declared effective on September 23, 2020 (the “Shelf Registration Statement” and together with the 462(b) Registration Statement, the “Registration Statements”).  This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5).

We have reviewed originals or copies of the Registration Statements, the certificate of incorporation and bylaws of the Company, as amended through the date hereof, and such other corporate records, agreements and documents of the Company, certificates or comparable documents of public officials and officers of the Company and have made such other investigations as we have deemed necessary as a basis for the opinion set forth below.

In rendering the opinion set forth below, we have assumed:

a.              the genuineness of all signatures;

b.              the legal capacity of natural persons;

c.               the authenticity of all documents submitted to us as originals;

d.              the conformity to original documents of all documents submitted to us as duplicates or conformed copies;

NEW YORK • LONDON • HONG KONG • CHICAGO • WASHINGTON, D.C. • BEIJING • PARIS • LOS ANGELES • SAN FRANCISCO • PHILADELPHIA • SHANGHAI • PITTSBURGH • HOUSTON SINGAPORE • MUNICH • ABU DHABI • PRINCETON • NORTHERN VIRGINIA • WILMINGTON • SILICON VALLEY • DUBAI • CENTURY CITY • RICHMOND • GREECE • KAZAKHSTAN

e.               as to matters of fact, the truthfulness of the representations made in certificates or comparable documents of public officials and officers of the Company; and

f.            the amount of valid consideration paid in respect of such Shares will equal or exceed the par value of such Shares.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company, and when issued and delivered by the Company pursuant to the Sales Agreement against payment of the requisite consideration therefor, will be validly issued, fully paid and nonassessable.

Our opinion is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law. This opinion letter speaks only as of its date.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statements. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ REED SMITH LLP
Reed Smith LLP